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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent accountants, we hereby consent to the use of our report dated February 4, 2000, on our audit of the financial statements of Ferronor S.A. (a Chilean corporation and subsidiary of RailAmerica), for the year ended December 31, 1999 and to all references to our firm included in its December 31 Form 10-K.


/s/ Langton Clarke Limitada
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LANGTON CLARKE LIMITADA,
a member firm of Andersen Worldwide S.C.
(formerly ARTHUR ANDERSEN - LANGTON CLARKE)
Santiago, Chile
March 27, 2002